QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOURTH QUARTER NET INCOME INCREASES 12% TO A RECORD $5.32 BILLION
FOURTH QUARTER EPS OF $1.02, UP 12%
REVENUES INCREASE 9% TO $21.9 BILLION

CITIGROUP 2004 NET INCOME OF $17.0 BILLION, EPS OF $3.26
REVENUES INCREASED 11% IN 2004 TO $86.2 BILLION

        New York, NY, January 20, 2005—Citigroup Inc. (NYSE:C) today reported record net income for the fourth quarter of 2004 of $5.32 billion, or $1.02 per share, both increasing 12% from the fourth quarter of 2003. Strong customer volumes drove a 9% increase in revenues. Fourth quarter results included a $244 million after-tax charge related to closing the Japan Private Bank and a $131 million after-tax reserve related to expected resolution of the previously disclosed SEC investigation of transfer agent matters.

        For the twelve months ended December 31, 2004, Citigroup's net income was $17.0 billion, or $3.26 per share, both decreasing 5% from 2003. Results for 2004 included a $4.95 billion after-tax charge, or $0.95 per share, for the WorldCom class action settlement and increased litigation reserves related to 2003 regulatory settlements recorded in the second quarter. Results also included a $756 million, or $0.15 per share, after-tax gain on the sale of the company's 20% stake in the Samba Financial Group. Excluding these previously announced items, earnings would have been $21.2 billion, or $4.07 per share, both increasing 19%.

	Fourth Quarter Net Income
				Full Year Net Income
Citigroup Segment Results (In Millions of Dollars)			% Change			% Change
	2004	2003		2004	2003
Global Consumer	$3,097	$2,639	17%	$11,811	$9,491	24%
Global Corporate and Investment Bank	1,686	1,273	32	2,038	5,371	(62)
Global Wealth Management(a)	97	383	(75)	1,199	1,343	(11)
Global Investment Management	254	287	(11)	1,311	1,116	17
Proprietary Investment Activities	333	137	NM	743	366	NM
Corporate/Other	(146)	41	NM	(56)	166	NM

Total Citigroup	$5,321	$4,760	12%	$17,046	$17,853	(5)%

(a)
Comprises Smith Barney and the Citigroup Private Bank.

        "Our fourth quarter and full-year results reflect the strengths of our unique global business platform," said Charles Prince, Chief Executive Officer of Citigroup. "Customer volumes increased in several core consumer and corporate franchises, with exceptionally strong growth in our international businesses, where full-year revenues and net income rose 18% and 43%, respectively. Favorable global credit trends led to significantly reduced credit costs. These trends continued into the fourth quarter, resulting in 12% net income growth despite increased investment spending and higher costs related to regulatory and legal matters."

        "While 2004 held some significant challenges for the company, we continued to position Citigroup for long-term growth and success. We increased investment spending and executed several targeted acquisitions, which enhanced our ability to reach and serve our global customer base. We launched new products such as "PremierPass' and the "ThankYou Network' in cards, and we continued to expand our global branch network in retail banking and consumer finance. To better serve our corporate customers, we enhanced our electronic trading platforms, improved our capabilities in derivatives products, and expanded our international direct custody business through direct investment and acquisitions. The implementation of our new capital allocation process in 2004 led to the sale of several non-strategic assets during the year. We will continue in 2005 with our disciplined approach to capital management," said Prince.

        "Although the legal and regulatory charges we recorded in 2004 were significant disappointments, resolving open legal and regulatory issues is a key management priority. In addition, during the fourth quarter I personally met with over 35,000 of our employees to emphasize our goal of becoming the most respected global financial services company. Throughout 2005, we will implement many enhancements to our training, development and compensation processes to achieve this goal," said Prince.

FOURTH QUARTER HIGHLIGHTS

•
Increased customer volumes.    Consumer confidence continued to improve during the quarter, which along with a rebound in capital markets volumes, led to increased customer activity across our franchises. In North America, average loans grew 20% in retail banking and 13% in consumer finance, while internationally, retail banking deposits increased 19% and cards opened more than 1 million new accounts. Smith Barney net client flows were the strongest in 11 quarters, at $10 billion, and private bank assets under management increased 24%. In transaction services, assets under custody rose 23% and liability balances increased 28%.

•
Record revenues in global consumer businesses and transaction services.    Revenue growth of 9% reflected record revenues in the global consumer businesses, up 8%, and in transaction services, up 22%. Revenue growth in our market-sensitive businesses reflected business momentum and an improved capital markets environment. Capital markets and banking revenues increased 13%, Smith Barney revenues increased 5%, and revenues in proprietary investment activities increased 97%.

•
Strong international growth.    International revenues and net income increased 14% and 25%, respectively. Corporate and consumer franchises in Asia performed exceptionally well as increased customer balances, loans, card accounts and corporate customer activity resulted in revenue and net income growth of 36% and 63%, respectively.

•
Trading and investment banking momentum.    Equity and fixed income markets revenues increased 14%, reflecting favorable interest rate positioning, product expansion, and a recovery in capital markets volumes. In the fourth quarter, the company achieved a #1 global rank in investment grade debt underwriting, equity underwriting, high yield debt underwriting, and announced M&A.

•
Expense growth of 19%.    Approximately half of the increase in expenses was driven equally by acquisitions/foreign exchange and new investment spending. The remaining increase primarily reflected higher costs related to regulatory and legal matters and increased incentive compensation expense.

•
Continued favorable credit results.    Global consumer loss rates in the quarter improved to 2.73% on a managed basis, excluding commercial markets, representing a 9 basis point decline from the third quarter. Continued improvements in consumer credit trends led to a $455 million pre-tax general loan loss reserve release in the quarter, comprised of $419 million in the cards portfolio and $36 million in retail banking. Continued positive credit trends in our corporate businesses led to a general loan loss reserve release of $150 million pre-tax, consisting of $131 million in capital markets and banking, and $19 million in transaction services.

•
Investing to expand our core franchises.    Investment spending included increased advertising and marketing in cards as well as the addition of 84 new branches, consisting of 70 consumer finance and 14 retail bank branches. Cards announced an increase to 50% ownership of Credicard in Brazil and the sale of its stake in Orbitall. Transaction services expanded its product capability with the announced acquisition of ABN AMRO's direct custody, securities clearing and fund services business in Europe and Asia. Capital markets and banking significantly enhanced its geographic reach in the distressed debt market by announcing several acquisitions and joint ventures.

•
Impact of tax items.    Fourth quarter results included a benefit to the tax provision of $234 million for the expected utilization of foreign tax credits.

•
Return on capital.    Return on common equity was 20%, while return on risk capital was 41%.

•
Disclosure.    Fourth quarter financial data supplement provides new and enhanced disclosure for our global consumer businesses and allowance for credit losses. New detail is provided regarding revenues, credit costs, net credit margins, customer and product metrics, as well as additional geographic disclosures.

GLOBAL CONSUMER GROUP

	Fourth Quarter—Revenues			Fourth Quarter—Net Income
(In Millions of Dollars)			% Change			% Change
	2004	2003		2004	2003
N. America Cards	$4,970	$4,961	—	$1,190	$1,010	18%
International Cards	898	742	21	251	125	NM

Total Cards (1)	$5,868	$5,703	3%	$1,441	$1,135	27%
N. America Consumer Finance	$1,850	$1,695	9%	$445	$379	17%
International Consumer Finance	915	863	6	139	100	39

Total Consumer Finance	$2,765	$2,558	8%	$584	$479	22%
N. America Retail Banking	$2,958	$2,739	8%	$714	$726	(2)%
International Retail Banking	1,607	1,299	24	411	322	28

Total Retail Banking	$4,565	$4,038	13%	$1,125	$1,048	7%
Other	$(1)	$17	NM	$(53)	$(23)	NM

Global Consumer(1)	$13,197	$12,316	7%	$3,097	$2,639	17%

(1)
Revenues on a managed basis.

•
North America Cards

—
Managed revenues were even with the prior year, as a 14% increase in sales was offset by higher payment rates, lower risk-based fees, and net interest margin compression.
—
Credit costs were significantly lower and included a $420 million pre-tax general credit reserve release.
—
The "ThankYou Network" continued to gain momentum and ended the fourth quarter with 8.7 million members.

•
International Cards

—
Revenue and income growth reflect a 32% increase in accounts and 22% growth in managed loans. Results included the impact of KorAm; strong organic growth in Australia, Greece, Spain, and Taiwan; and an after-tax gain of $27 million on the sale of a 33% ownership in Orbitall.
—
International consumer credit trends continued to improve as the NCL rate declined 68 basis points to 3.16%.

•
North America Consumer Finance

—
Income growth reflects a 13% increase in average loans and the successful integration of Washington Mutual's consumer finance business.
—
Net interest margin declined 17 basis points due to increased risk-based pricing and the repositioning of portfolios toward higher credit quality. The net credit loss rate improved 20 basis points to 2.61%.
—
Branches increased 314 versus the prior year and 18 versus the prior quarter, reflecting acquisitions and organic growth.

•
International Consumer Finance

—
Income growth was primarily driven by improvements in Japan. Outside of Japan strong revenue growth was offset by increased investment spending on new branches, advertising, and technology.
—
Average loans increased 8%, reflecting a decline in Japan of 7% and growth outside of Japan of 26%.
—
The NCL ratio improved by 73 basis points to 5.92%.
—
Excluding Japan, 188 new branches were added versus the prior year, and 54 new branches were added versus the prior quarter.

•
North America Retail Banking

—
Results reflect increased income from growth in customer deposits and loans, which was offset by a decline in net servicing revenues in prime home finance due to significantly higher hedging costs.
—
Lower credit costs reflect an improving credit environment and a $47 million pre-tax release of general loan loss reserves.

•
International Retail Banking

—
Income growth was driven by growth in deposits and loans of 19% and 43%, respectively, increased investment product sales, and the acquisition of KorAm in the second quarter of 2004.
—
Increased credit costs reflect the challenging economic environment in Germany.
—
Branches increased 259 during 2004, reflecting the acquisition of KorAm and organic growth.

GLOBAL CORPORATE AND INVESTMENT BANK

	Fourth Quarter—Revenues			Fourth Quarter—Net Income
(In Millions of Dollars)			% Change				% Change
	2004	2003		2004		2003
Capital Markets and Banking	$4,347	$3,856	13%	$1,257		$1,103	14%
Transaction Services	1,101	906	22	261		178	47
Other	14	6	NM	168	(a)	(8)	NM

Global Corporate and Investment Bank	$5,462	$4,768	15%	$1,686		$1,273	32%

(a)
Includes a 200MM pre-tax ($120 million after-tax) insurance recovery related to WorldCom and Enron legal matters.

•
Capital Markets and Banking

—
Fixed income markets revenues grew 12% as favorable interest rate positioning and increased market volumes and volatility led to improved trading results in currencies and interest rate products.
—
Equity markets revenues were up 28%, driven by increases in cash market trading volumes, equity finance, and derivatives.
—
Investment banking revenues increased 18% due to strong growth in equity underwriting revenues and advisory and other fees.
—
Operating expenses increased 39%, reflecting increased compensation expense and the impact of recent acquisitions.
—
The provision for credit losses declined by $412 million due to a $338 million Parmalat credit reserve in the fourth quarter of 2003 and improving credit quality globally, leading to a $131 million pre-tax general loan loss reserve release in the current quarter. Cash basis loans decreased to $1.9 billion, a 44% decrease from the prior year quarter.

•
Transaction Services
—
Revenue and income growth were driven by higher liability balances and assets under custody, lower credit costs, and recent acquisitions.
—
Lower credit costs included a $19 million pre-tax general loan loss reserve release.
—
Assets under custody rose 23% to $7.9 trillion, while liability balances held on behalf of customers increased 28%, to $138 billion.

GLOBAL WEALTH MANAGEMENT

	Fourth Quarter—Revenues			Fourth Quarter—Net Income
(In Millions of Dollars)			% Change			% Change
	2004	2003		2004	2003
Smith Barney	$1,637	$1,564	5%	$226	$239	(5)%
Private Bank	484	505	(4)%	(129)	144	NM

Global Wealth Management	$2,121	$2,069	3%	$97	$383	(75)%

•
Formation of Global Wealth Management.    Formed in November 2004, the Citigroup Global Wealth Management sector comprises the Smith Barney Private Client and Global Equity Research businesses and the Citigroup Private Bank. With $1.4 trillion in customer balances and two million high net worth and affluent family relationships, Global Wealth Management is one of the leading wealth management organizations in the world.

•
Smith Barney

—
Revenue growth was driven by a 13% increase in fee-based revenues, partially offset by a 3% decline in transactional revenues due to lower client trading activity. The decline in income reflects increased marketing expenses, higher legal and compliance costs, and continued investment in new client offerings.
—
Assets under fee-based management reached $240 billion, rising 15%, while total client assets increased 8%, to a record $1.2 trillion. Net flows were a record $10 billion for the quarter and $24 billion for the full year.

•
The Private Bank

—
Net loss for the quarter reflects a $244 million after-tax charge for costs related to closing the Japan Private Bank, as well as a decline in transactional revenues in Japan.
—
Ex-Japan, income increased 3% and reflected a 10% increase in recurring fee-based and net interest revenues.
—
Client business volumes rose 15%, to $224 billion, led by 26% growth in proprietary managed assets.

GLOBAL INVESTMENT MANAGEMENT

	Fourth Quarter—Revenues			Fourth Quarter—Net Income
(In Millions of Dollars)			% Change			% Change
	2004	2003		2004	2003
Life Insurance and Annuities	$1,522	$1,298	17%	$274	$185	48%
Asset Management	478	467	2	(20)	102	NM

Global Investment Management	$2,000	$1,765	13%	$254	$287	(11)%

•
Life Insurance and Annuities

—
TL&A income increased significantly due to higher investment yields, increased realized gains, and a 13% increase in business volumes.
—
Income for International Insurance Manufacturing increased 65% due to strong business volumes and lower losses in Argentina.

•
Asset Management

—
Fourth quarter results reflect a reserve of $171 million ($131 million after-tax) related to resolution of the previously disclosed SEC investigation into transfer agent matters. Combined with a $25 million reserve ($20 million after-tax) taken in the third quarter of 2004, this reserve now fully covers the financial terms that the SEC staff has agreed to recommend to the Commission for resolution of this matter. The Citigroup offer of settlement is subject to final negotiation and will require approval by the Citigroup Board and acceptance by the Commission.
—
Fourth quarter revenues reflect slightly lower AUMs due to the impact of net outflows of $3.4 billion during the quarter, including outflows of $10.7 billion related to the closure of CitiTrust in Japan, and the termination in the second quarter of 2004 of a contract to manage $36 billion of assets for St. Paul Travelers.

PROPRIETARY INVESTMENT ACTIVITIES AND CORPORATE/OTHER

        Income from proprietary investment activities of $333 million primarily reflects realized gains and increases in the mark-to-market values in private equity portfolios. Corporate/Other loss of $146 million primarily reflects lower treasury results due to increased short-term interest rates and the flattening of the U.S. yield curve.

INTERNATIONAL OPERATIONS*
(In Millions of Dollars)

	Fourth Quarter Net Income
			% Change
	2004	2003
Consumer	$226	$166	36%
Corporate	183	106	73
Wealth Management	11	10	10
Investment Management	42	51	(18)

Mexico	$462	$333	39%
Consumer	$224	$191	17%
Corporate	84	118	(29)
Wealth Management	(2)	(5)	60
Investment Management	1	4	(75)

Europe, Middle East and Africa (EMEA)	$307	$308	—
Consumer	$163	$106	54%
Corporate	63	54	17
Wealth Management	(253)	24	NM
Investment Management	8	2	NM

Japan	$(19)	$186	NM
Consumer	$328	$215	53%
Corporate	352	203	73
Wealth Management	23	31	(26)
Investment Management	7	7	—

Asia (excluding Japan)	$710	$456	56%
Consumer	$86	$35	NM
Corporate	197	94	NM
Wealth Management	12	12	—
Investment Management	14	(7)	NM

Latin America	$309	$134	NM
Total International	$1,769	$1,417	25%

*
International results for the quarter are fully reflected in the product disclosures above.

•
Mexico

—
Income growth in the consumer business reflects improved spreads and business volumes in retail banking and strong growth in cards average net receivables.

—
Corporate results were driven by increased trading revenues and an improved credit environment, which led to a $75 million pre-tax release of general credit reserves.

•
Europe, Middle East and Africa

—
Consumer income increased as double-digit revenue growth, driven by higher customer volumes, and expense discipline was offset by higher credit costs. The company opened 79 new branches in 2004, consisting of 64 consumer finance and 15 retail bank branches, which reflects significant growth in Italy, Poland, and the United Kingdom.

  —
  Corporate income declined due to reduced activity in capital markets and banking, which was partially offset by growth in transaction services income.

•
Japan

—
Consumer income increased primarily due to lower credit costs in consumer finance.

—
Growth in corporate income reflected improved results in distressed debt.

—
Wealth Management results reflect a $244 million after-tax charge for costs related to closing the Japan Private Bank.

•
Asia

—
Consumer income rose strongly, with continued double-digit revenue and income growth across cards, retail banking, and consumer finance. Branches have increased by 338 during the year, consisting of 96 consumer finance branches and 242 retail bank branches, reflecting organic growth and the acquisition of KorAm. ATMs increased 1,149 during the year.

—
Corporate income growth reflects exceptionally strong revenue increases in fixed income and foreign exchange as well as in cash management and trade.

•
Latin America

—
Consumer income increased due to higher business volumes and a $27 million after-tax gain on the sale of Orbitall.

—
Corporate income rose sharply as lower sales and trading results were offset by continued improvement in credit performance across the region, which led to a $75 million pre-tax release of general credit reserves.

        A reconciliation of non-GAAP financial information contained in this press release is set forth on page 8.

        Citigroup (NYSE: C), the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage, and asset management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney, Banamex, and Travelers Life and Annuity. Additional information may be found at www.citigroup.com.

        A financial summary follows. Additional financial, statistical and business-related information, as well as business and segment trends, is included in a Financial Supplement. Both the earnings release and the Financial Supplement are available on Citigroup's web site www.citigroup.com.

        Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

Contacts:

Press:	Leah Johnson (212) 559-9446	Investors: Arthur Tildesley (212) 559-2718
	Shannon Bell (212) 793-6206	Fixed Income: John Randel (212) 559-5091

Non-GAAP Financial Measures

        The following measures are considered "non-GAAP financial measures" under SEC guidelines:

  (i)
  Income excluding the litigation charges and gain on Samba.

        The Company believes that these non-GAAP financial measures provide a fuller understanding of ongoing operations and enhance comparability of those results in prior periods as well as demonstrating the effects of unusual charges in the year. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance.

        Reconciliation of the GAAP financial measures to the aforementioned non-GAAP measures follows:

TOTAL CITIGROUP
(In Millions of Dollars, except EPS)

	Full Year 2003	Full Year 2004	FY04 vs. FY03 Increase/ (Decrease)
GAAP Income	$17,853	$17,046	(5)%
Excluding Gain on Samba	—	(756)
Excluding Litigation Charges	—	4,950

Non-GAAP Income as Adjusted	$17,853	$21,240	19%

GAAP Diluted Earnings Per Share	$3.42	$3.26	(5)%
Excluding Gain on Samba	—	(0.14)
Excluding Litigation Charges	—	0.95

Non-GAAP Diluted Earnings Per Share as Adjusted	$3.42	$4.07	19%

QuickLinks

FOURTH QUARTER NET INCOME INCREASES 12% TO A RECORD $5.32 BILLION FOURTH QUARTER EPS OF $1.02, UP 12% REVENUES INCREASE 9% TO $21.9 BILLION CITIGROUP 2004 NET INCOME OF $17.0 BILLION, EPS OF $3.26 REVENUES INCREASED 11% IN 2004 TO $86.2 BILLION
FOURTH QUARTER HIGHLIGHTS
PROPRIETARY INVESTMENT ACTIVITIES AND CORPORATE/OTHER